UNITED STATES
               SECURITIES AND EXCHANGE COMMISSION
                    Washington, D.C.  20549

                             FORM S-8

                  REGISTRATION STATEMENT UNDER
                   THE SECURITIES ACT OF 1933


                      PETER KIEWIT SONS', INC.
     (Exact name of registrant as specified in its charter)


          Delaware                             91-1842817
   (State of incorporation                 (I.R.S. Employer
      or organization)                     Identification No.)

    Kiewit Plaza, Omaha Nebraska                  68131
(Address of principal executive offices)        (Zip Code)


                       PETER KIEWIT SONS', INC.
                       EMPLOYEE OWNERSHIP PLAN
                      (Full title of the Plan)


                       Michael F. Norton, Esq.
                       Peter Kiewit Sons', Inc.
                            Kiewit Plaza
                       Omaha, Nebraska 68131
                            (402) 342-2052
    (Name, address and telephone number, including area code,
                         of agent for service)


                                 CALCULATION OF REGISTRATION FEE
                                       Proposed Maximum      Proposed Maximum       Amount of
Title of Securities    Amount to be     Offering Price      Aggregate Offering    Registration
to be Registered        Registered         Per Share               Price               Fee
-------------------------------------------------------------------------------------------------

Common Stock, par
value $.01 per share      1,500,000          $ 26.75              $40,125,000          $3,246.11






                              Part I

        INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

     The document(s) containing the information required by Item 1 of this Form S-8 and the statement of availability of information of Peter Kiewit Sons', Inc. (the "Company" or the "Registrant"), and other information required by Item 2 of this Form S-8 will be sent or given to employees as specified by Rule 428 under the Securities Act of 1933, as amended (the "Securities Act"). In accordance with Rule 428 and the requirements of Part I of Form S-8, such documents are not being filed with the Securities and Exchange Commission (the "Commission") either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424. The Company shall maintain a file of such documents in accordance with the provisions of Rule
428. Upon request, the Company shall furnish to the Commission or its staff a copy of any or all of the documents included in such file.

                             Part II

        INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.          Incorporation of Certain Documents by Reference.

     The following documents filed with the Commission by the Company are incorporated by reference in this Registration
Statement:

     (a) The Company's Annual Report on Form 10-K for the fiscal year ended December 28, 2002.

     (b) The Company's Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2003 and any other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") since December 28, 2002.

     (c) The description of the Company's $.01 par value common stock ("Common Stock") contained in the Company's Registration Statement on Form S-4 (File No. 333-34627) as filed with the Commission under the Securities Act on August 29, 1997, amended by Amendment No. 1 to the Registration Statement on Form S-4 filed on October 10, 1997, Amendment No. 2 to the Registration Statement on Form S-4 filed on November 6, 1997 and Amendment No. 3 to the Registration Statement on Form S-4 filed on November 10, 1997.

     All documents filed hereafter by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.





                                    2




Item 4.          Description of Securities.

     The description of securities registered pursuant to this Registration Statement is incorporated by reference. See Item 3(c) above.

Item 5.          Interests of Named Experts and Counsel.

     The legality of the securities registered pursuant to this Registration Statement has been passed upon for the Company by Michael F. Norton. Mr. Norton, Corporate Counsel, is an employee of the Company. Mr. Norton owns shares of the Company's Common Stock, and will be offered the opportunity to purchase securities in this offering.

Item 6.          Indemnification of Directors and Officers.

     Section 145 of the Delaware General Corporation Law (the "DGCL") empowers a Delaware corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation) by reason of the fact that such person is or was a director, officer, employee or agent of another corporation or enterprise. A corporation may, in advance of the final disposition of any civil, criminal, administrative or investigative action, suit or proceeding, pay the expenses (including attorneys' fees) incurred by an officer, director, employee or agent in defending such action, provided that the director or officer undertakes to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the corporation. A corporation may indemnify such person against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

     A Delaware corporation may indemnify officers and directors in an action by or in the right of the corporation to procure a judgment in its favor under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudicated to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him or her against the expenses (including attorneys' fees) which he or she actually and reasonably incurred in connection therewith. The indemnification provided is not deemed to be exclusive of any other rights to which an officer or director may be entitled under any corporation's by-law, agreement, vote or otherwise.

     In accordance with Section 145 of the DGCL, Article Sixth of the Company's Restated Certificate of Incorporation ("Certificate") and Section 51 of the Company's Amended and Restated By-Laws ("By-Laws") the Company shall indemnify each person who is or was a director, officer or employee of the Company (including the heirs, executors, administrators or estate of such person) or is or was serving at the request of the Company as a director, officer or employee of another corporation, partnership, joint venture, trust or other enterprise, to the fullest extent permitted under subsections 145(a), (b) and (c) of the DGCL or any successor statute. The indemnification provided by the Certificate and the By-Laws shall not be deemed exclusive of any other rights to which any of those seeking indemnification or advancement of expenses may be





                                     3




entitled under any by-law, agreement, vote of shareholders or disinterested directors or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

     Section 145 of the DGCL also empowers a Delaware corporation to purchase and maintain insurance on behalf of its officers and directors against any liability asserted against them incurred while acting in such capacities or arising out of their status as such. The Company does maintain such insurance.

     Article Seventh of the Certificate provides that a director of the Company shall not be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Company or its stockholders,
(ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under
Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit. If the DGCL is amended further eliminating or limiting the personal liability of directors, then the liability of a director of the Company shall be eliminated or limited to the fullest extent permitted by the DGCL as so amended.

Item 7.          Exemption from Registration Claimed.

     No restricted securities are to be reoffered or resold pursuant to this Registration Statement.

Item 8.          Exhibits.

     Exhibits filed as a part of this Registration Statement are listed below. Exhibits incorporated by reference are indicated in parentheses.

Exhibit
Number      Description
------      -----------

4.1     Restated Certificate of Incorporation.

4.2 Amended and Restated By-Laws (Exhibit 3.2 to the Company's Quarterly Report on Form 10-Q, for the quarter ended June
        30, 1999).

4.3     Form of Stock Repurchase Agreement for Employee
        Stockholders.

5.1 Opinion of Michael F. Norton, Esq., with respect to legality of securities being registered.

15.1    Letter regarding unaudited interim financial information.

23.1    Consent of KPMG LLP.

23.2    Consent of PricewaterhouseCoopers LLP.

23.3    Consent of Counsel (included in Exhibit 5.1).





                                   4




Item 9.          Undertakings.

     (a)     The undersigned Registrant hereby undertakes:

             (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                     (i) To include any prospectus required by
             Section 10(a)(3) of the Securities Act;

                     (ii) To reflect in the prospectus any facts
             or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

                     (iii) To include any material information
             with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

             provided, however, that paragraphs (a)(1)(i) and
     (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

              (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

              (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to
Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) The undersigned Registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Exchange Act; and, where interim financial information required to be presented by Article 3 of Regulation S-X are not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or





                                    5




given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

     (d) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of issue.





                                   6







                                SIGNATURES
                                ----------

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Omaha, State of Nebraska on August 4, 2003.

                                   PETER KIEWIT SONS', INC.

                                   By: /s/ Tobin A. Schropp
                                   Name: Tobin A. Schropp
                                   Title: Senior Vice President

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

Name                      Title                      Date
----                      -----                      ----


/s/ Kenneth E. Stinson    Chairman of the Board
Kenneth E. Stinson        and Chief Executive Officer
                          (Principal Executive
                          Officer)                  August 4, 2003


/s/ Michael J. Piechoski  Vice President and
Michael J. Piechoski      Chief Financial Officer
                          (Principal Financial
                          Officer)                  August 4, 2003


/s/ Gregory D. Brokke     Controller
Gregory D. Brokke         (Principal Accounting
                          Officer)                  August 4, 2003


/s/ Mogens C. Bay         Director                  August 4, 2003
Mogens C. Bay

/s/ Richard W. Colf       Director                  August 4, 2003
Richard W. Colf

/s/ Richard Geary         Director                  August 4, 2003
Richard Geary

/s/ Bruce E. Grewcock     Director                  August 4, 2003
Bruce E. Grewcock

/s/ William L. Grewcock   Director                  August 4, 2003
William L. Grewcock

/s/ Allan K. Kirkwood     Director                  August 4, 2003
Allan K. Kirkwood





                                     7




/s/ Michael R. McCarthy   Director                  August 4, 2003
Michael R. McCarthy

/s/ Douglas E. Patterson  Director                  August 4, 2003
Douglas E. Patterson

/s/ Walter Scott, Jr.     Director                  August 4, 2003
Walter Scott, Jr.

/s/ George B. Toll, Jr.   Director                  August 4, 2003
George B. Toll, Jr.






                                      8




                        PETER KIEWIT SONS', INC.

                           INDEX TO EXHIBITS



Exhibit
No.       Description of Exhibit
------------------------------------------------------------------

4.1       Restated Certificate of Incorporation.

4.3       Form of Stock Repurchase Agreement for Employee
          Stockholders.

5.1 Opinion of Michael F. Norton, Esq., with respect to legality of securities being registered.

15.1 Letter regarding unaudited interim financial information.

23.1      Consent of KPMG LLP.

23.2      Consent of PricewaterhouseCoopers LLP.

23.3      Consent of Counsel (included in Exhibit 5.1).